                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES
                             --------------------

HCFP FUNDING, INC., A DELAWARE CORPORATION
HCFP FUNDING, II, INC., A DELAWARE CORPORATION
WISCONSIN CIRCLE FUNDING CORPORATION, A DELAWARE CORPORATION
HEALTHCARE ANALYSIS CORPORATION, A DELAWARE CORPORATION